UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2009

SBARRO, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

333-142081	11-2501939
(Commission File Number)	(IRS Employer Identification No.)

401 Broad Hollow Road, Melville, New York	11747-4714
(Address of Principal Executive Offices)	(Zip Code)

(631) 715-4100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 5, 2009, Carolyn M. Spatafora was appointed as Senior Vice President of Finance of Sbarro, Inc. (the “Company”) and its parent, MidOcean SBR Holdings, LLC (“Parent”), assuming the responsibilities of Daniel G. Montgomery whose employment with the Company was terminated effective May 5, 2009, after successfully completing the amendment to the Company’s senior credit facility on March 26, 2009. In this capacity, Spatafora will serve as the Company’s and Parent’s principal financial and principal accounting officer. Since November 2007, Spatafora has served as Vice President and Corporate Controller of the Company. Prior to this position, Spatafora served as Director of Finance and Controller, from March 2005 through November 2007. Prior to joining the Company, Spatafora was employed for Adecco, a staffing services company, for ten years as a Director in positions of Internal Audit and Information Technology. Spatafora, age 43, is a Certified Public Accountant.

As a condition of her appointment, Spatafora will receive an annual base salary of $220,000, which may be increased from time to time. Spatafora is also eligible to receive an annual bonus from the Company pursuant to such annual bonus plans as may be adopted by the Company’s board of directors for executive officers of the Company. Spatafora participates in the equity sharing plan currently in effect for other senior executive officers of the Company.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 8, 2009.

SBARRO, INC.

/s/ Stuart Steinberg
By: Stuart Steinberg
Its: General Counsel and Secretary